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EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        I, Donna M. Coughey, the President and Chief Executive Officer of Willow Grove Bancorp Inc. (the "Company") hereby certify that the Company's Annual Report on Form 10-K for the year ended June 30, 2005 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that as of the date of this statement, the information contained in the Report fairly presents, in all in material respects, the financial condition and result of operations of the Company

        The purpose of this statement is to solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

Date: September 12, 2005	/s/ DONNA M. COUGHEY Donna M. Coughey President & Chief Executive Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to Willow Grove Bancorp, Inc. and will be retained by Willow Grove Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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  EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002